UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2024

PRAXIS PRECISION MEDICINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(Address of principal executive offices, including zip code)
(617) 300-8460
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
Praxis Precision Medicines, Inc. (the “Company”) is providing the following financial information. As of December 31, 2023, the Company’s cash and cash equivalents were approximately $81.3 million.
The cash and cash equivalents information above is based on preliminary unaudited information and management estimates for the year ended December 31, 2023, is not a comprehensive statement of the Company’s financial results as of and for the fiscal year ended December 31, 2023, and is subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.
The information contained in this item is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 3.02. Unregistered Sales of Equity Securities.
The information included in Item 8.01 below regarding the Stock Purchase Agreement (defined under Item 8.01) is incorporated by reference under this Item 3.02. The Shares (defined under Item 8.01) will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) of the Securities Act. BCPE (defined under Item 8.01) has represented that it is acquiring the Shares for investment purposes, and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof, and appropriate legends will be affixed to the Shares.
Item 8.01. Other Events.
Collaboration and License Agreement with Tenacia Biotechnology
On January 4, 2024, the Company entered into an exclusive collaboration and license agreement (the “Collaboration Agreement”) with Tenacia Biotechnology (Shanghai) Company, Ltd. (“Tenacia”), a China-based portfolio company of Bain Capital focused on central nervous system drug development and commercialization. Under the Collaboration Agreement, Tenacia has agreed to develop and commercialize ulixacaltamide for the treatment of essential tremor in Greater China, including mainland China, Hong Kong, Macau and Taiwan.
As part of the consideration for the Collaboration Agreement, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with BCPE Tenet Holdings Cayman, Ltd. (“BCPE”) pursuant to which the Company issued and sold 443,253 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), to BCPE at a price per share of $22.5605 for an aggregate purchase price of $10,000,009.31. The per share price was based on a 20% premium over the 30-day volume-weighted average price.
PRAX-628 Update
On January 8, 2024, the Company provided a business update on its portfolio. Regarding PRAX-628, the Company shared that a preliminary analysis of the 15 mg cohort of its Phase 2a Photo-Paroxysmal Response (“PPR”) study exceeded the Company's expectations in terms of drug activity. The full data set for the PPR study will be disclosed after completion of the ongoing 45 mg cohort and full analysis of the study expected in the first quarter of 2024.
Forward Looking Statements
This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including express or implied statements regarding the Company’s future expectations, plans and prospects, including, without limitation, statements regarding clinical trials and clinical development of the Company's product candidates and the preliminary estimate of its cash and cash equivalents as of December 31, 2023, as well as other statements that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.
The express or implied forward-looking statements included in this Current Report are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation uncertainties inherent in clinical trials; preliminary analyses from ongoing studies and trials differing materially from final data from preclinical studies and completed clinical trials; the expected timing of clinical trials, data readouts and the results thereof; submissions for regulatory approval or review by governmental authorities; and risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on information and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this Current Report speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: January 10, 2023	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer